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                                                                       Pennsylvania Commerce Bancorp, Inc.
                                                                      Selected Consolidated Financial Data
                                                                                 (Unaudited)


                                                        At or for the                               At or for the
                                                     Three Months Ended                           Twelve Months Ended
                                                         December 31,                                December 31,
                                              -----------------------------------         ----------------------------------
                                                                             %                                          %
(in  thousands,  except  per  share  amounts)    2004         2003         Change           2004        2003          Change
                                              -----------  ------------    --------       ----------  ----------      --------
Income Statement Data:

  Net interest income                           $ 12,093       $ 9,941        22 %         $ 46,585    $ 33,890          37 %
  Provision for loan losses                          721           495        46 %            2,646       1,695          56 %
  Noninterest income                               3,045         2,934         4 %           11,296       9,990          13 %
  Noninterest operating expenses                  11,010         9,842        12 %           42,466      32,510          31 %
  Net income                                       2,284         1,725   +    32 %            8,591       6,557     +    31 %


Per Common Share Data:

  Net  income:  Basic                             $ 0.82        $ 0.75         9 %           $ 3.51      $ 2.88          22 %
  Net  income:  Diluted                             0.77          0.69   +    12 %             3.26        2.68     +    22 %


  Book Value                                                                                $ 28.62     $ 21.24     +    35 %

  Weighted average shares outstanding:
      Basic                                        2,758         2,277                        2,428       2,253
      Diluted                                      2,956         2,472                        2,609       2,418


Balance Sheet Data:

  Total assets                                                                           $1,277,367  $1,051,989     +    21 %
  Loans (net)                                                                               638,496     469,937          36 %
  Allowance for loan losses                                                                   7,847       6,007          31 %
  Investment Securities                                                                     523,982     475,263          10 %
  Total deposits                                                                          1,160,547     906,527          28 %
  Core deposits                                                                           1,122,524     857,978          31 %
  Stockholders' equity                                                                       85,039      49,724     +    71 %


Capital:

  Stockholders' equity to total assets                                                         6.66 %      4.73  %
  Leverage Ratio                                                                               7.79        6.19
  Risk based capital ratios:
    Tier 1                                                                                    11.57        9.57
    Total Capital                                                                             12.49       10.49



Performance Ratios:

  Cost of funds                                     1.55 %        1.22   %                     1.32 %      1.44  %
  Deposit Cost of Funds                             1.41          0.99                         1.09        1.25
  Net interest margin                               4.12          4.20                         4.28        4.20
  Return on average assets                          0.72          0.68                         0.73        0.74
  Return on average total stockholders' equity     12.36         14.16                        14.78       14.27


Asset Quality:

  Net charge-offs to average loans outstanding                                                 0.14 %      0.20  %

  Nonperforming  loans  to  total  period-end  loans                                           0.13        0.25

  Nonperforming  assets  to  total  period-end  assets                                         0.11        0.13

  Allowance  for  loan  losses  to  total  period-end  loans                                   1.21        1.26

  Allowance  for  loan  losses  to  nonperforming  loans                                        916 %       513  %





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